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                                                                   Exhibit 99(b)

                               EXTENSION AGREEMENT

                  This Extension Agreement (the "AGREEMENT") is entered into as of the 19th day of July, 2000, by and among Newhall Management Corporation, a California corporation and formerly known as New Newhall Management Corporation (the "Company"), the person who from time to time shall serve as the Secretary of the Company and serve as the trustee of the Newhall Management Corporation Voting Trust, a voting trust created pursuant to a Voting Trust Agreement dated November 14, 1990 (the "Trustee"), and George L. Argyros, Gary M. Cusumano, Thomas L. Lee, Thomas V. McKernan, Jr., Henry K. Newhall, Jane Newhall, Peter T. Pope, Carl E. Reichardt, Thomas C. Sutton, Barry Lawson Williams, and Ezra K. Zilkha (the "Shareholders"). This Agreement hereby extends the term of the Voting Trust Agreement dated as of November 14, 1990 ("Voting Trust Agreement") by and among the parties listed therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Voting Trust Agreement.

                                    AGREEMENT

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree, effective immediately, as follows:

         1. EXTENSION OF THE TERM OF THE VOTING TRUST AGREEMENT. Pursuant to
Section 3.3 of the Voting Trust Agreement, the term of the Voting Trust Agreement shall be hereby extended for an additional ten (10) years, and the Voting Trust Agreement shall terminate on November 14, 2010.

         2.   MISCELLANEOUS.

                  a. CONSTRUCTION. This Agreement shall be governed, construed and interpreted under and according to the laws of the State of California as applied to agreements solely among California residents to be executed and performed entirely within California.

                  b. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supercedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly extending the term of such agreement, the Voting Trust Agreement shall remain unchanged and in full force and effect. This Agreement shall be deemed part of and is hereby incorporated into the Voting Trust Agreement. To the extent that any term and conditions of the Voting Trust Agreement shall contradict or be in conflict with any terms or conditions of this Agreement, the terms and conditions of this Agreement shall control.

                  c. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  d. AGREEMENTS. In the event other persons become parties to this Agreement, this Agreement will continue to be binding upon every Shareholder of the Company without the re-execution of or amendment to this Agreement. Except for the admission of parties as provided above, this Agreement cannot be altered, amended, changed or modified in any respect or particular except by an instrument in writing signed by all of the parties hereto.

                  e. FURTHER ACTS. Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.


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                           IN WITNESS WHEREOF, the undersigned have caused this
Extension Agreement to be executed and delivered as of the date first written above.

                                    NEWHALL MANAGEMENT CORPORATION


                                    By:     /s/ Trude Tsujimoto
                                          --------------------------------------
                                    TRUDE A. TSUJIMOTO, Secretary


                                       /s/ George L. Argyros
                                    --------------------------------------------
                                    GEORGE L. ARGYROS, Shareholder


                                       /s/ Gary M. Cusumano
                                    --------------------------------------------
                                    GARY M. CUSUMANO, Shareholder


                                       /s/ Thomas L. Lee
                                    --------------------------------------------
                                    THOMAS L. LEE, Shareholder


                                       /s/ Thomas V. McKernan, Jr.
                                    --------------------------------------------
                                    THOMAS V. MCKERNAN, JR., Shareholder


                                       /s/ Henry K. Newhall
                                    --------------------------------------------
                                    HENRY K. NEWHALL, Shareholder


                                       /s/ Jane Newhall
                                    --------------------------------------------
                                    JANE NEWHALL, Shareholder


                                       /s/ Peter Pope
                                    --------------------------------------------
                                    PETER T. POPE, Shareholder


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                                       /s/ Carl E. Reichardt
                                    --------------------------------------------
                                    CARL E. REICHARDT, Shareholder


                                       /s/ Thomas Sutton
                                    --------------------------------------------
                                    THOMAS C. SUTTON, Shareholder


                                       /s/ Barry Lawson Williams
                                    --------------------------------------------
                                    BARRY LAWSON WILLIAMS, Shareholder


                                       /s/ Ezra Zilkha
                                    --------------------------------------------
                                    EZRA K. ZILKHA, Shareholder


                                       /s/ Trude Tsujimoto
                                    --------------------------------------------
                                    TRUDE A. TSUJIMOTO, Secretary of Newhall
                                    Management Corporation, as TRUSTEE


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